Exhibit 99.2

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial statements of Sunoco LP (“SUN,” “we,” “our” and “us”) reflects the pro forma impacts of the transactions described herein. Our unaudited pro forma condensed combined financial statements as of December 31, 2015 and for the years ended December 31, 2015 and 2014, reflect the proposed contribution by ETP Retail Holdings, LLC (“ETP Retail”) of 100% of the issued and outstanding membership interests in Sunoco Retail LLC (“SUN Retail”) and the remaining 68.42% of the issued and outstanding membership interests in Sunoco, LLC (“Sunoco LLC”) to us, for total consideration of $2.032 billion in cash, subject to certain working capital adjustments, and the issuance of 5,710,922 common units representing limited partner interests in SUN to ETP Retail (the “ETP Dropdown”).

Additionally, our unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 reflects the pro forma impacts of the following transactions:

•

The previously reported October 1, 2014 acquisition of Mid-Atlantic Convenience Stores, LLC (“MACS”) from Energy Transfer Partners, L.P. (“ETP”) for total consideration consisting of (i) $556 million in cash, subject to working capital adjustments, and (ii) 3,983,540 of our common units (the “MACS Acquisition”);

•

The previously reported December 16, 2014 acquisition of Aloha Petroleum, Ltd. (“Aloha”) for cash consideration of $240 million, subject to a post-closing earn-out and certain closing adjustments (the “Aloha Acquisition”);

•

The previously reported April 1, 2015 acquisition of a 31.58% interest in Sunoco LLC from ETP Retail, which is wholly owned by ETP, for total consideration consisting of approximately $775.0 million in cash, which was funded with net proceeds from the issuance of $800.0 million in aggregate principal amount of our 6.375% senior notes due 2023 (the “2023 Senior Notes”), and $40.8 million of our common units (the “Sunoco LLC Acquisition”); and

•

The previously reported July 31, 2015 acquisition of Susser Holdings Corporation (“Susser”), for total consideration consisting of approximately $967.0 million of our Class B units and $967.0 million in cash, subject to working capital adjustments, which was funded with borrowings under our revolving credit facility and net proceeds from the issuance of $600.0 million in aggregate principal amount of our 5.500% senior notes due 2020 (the “2020 Senior Notes”) and the issuance of 5.5 million common units at $44.10 per common unit for estimated aggregate net proceeds of approximately $212.9 million (after deducting underwriting discounts and commissions and estimated offering expenses) (the “Susser Acquisition”).

The historical financial information included in the columns entitled “SUN” were derived from the audited consolidated financial statements included in SUN’s Annual Report on Form 10-K for the year ended December 31, 2015.

The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2015 and 2014 assume that the above transactions were consummated as of January 1, 2014. The MACS Acquisition, Sunoco LLC Acquisition, and Susser Acquisition are deemed transactions between entities under common control, have been included in our consolidated results of operations since September 1, 2014, the date of common control. Additionally, from September 1, 2014 to December 31, 2014, financial data is presented for SUN after ETP’s acquisition of Susser on August 29, 2014 (the “ETP Merger”) and under the application of “push down” accounting that requires the Partnership’s assets and liabilities to be adjusted to fair value on August 31, 2014 (“Successor Period”). For the year ended December 31, 2014, the unaudited pro forma condensed combined statement of operations combines the period from January 1, 2014 to August 31, 2014, which is the period prior to the ETP Merger (“Predecessor Period”), and the Successor Period and presents the unaudited financial data on a combined basis for comparative purposes. This combination does not comply with generally accepted accounting principles or the rules for unaudited pro forma presentation, but is presented because we believe it provides the most meaningful comparison of our financial results.

The unaudited pro forma condensed combined balance sheet assumes that the ETP Dropdown was completed as of December 31, 2015. The remaining acquisitions above are reflected in the SUN historical consolidated balance sheet as of December 31, 2015.

ETP Dropdown

On November 15, 2015, we entered into a Contribution Agreement (the “ETP Dropdown Contribution Agreement”) with Sunoco LLC, Sunoco, Inc. (“Sunoco Inc.”), ETP Retail, Sunoco GP LLC, our general partner (the “General Partner”), and ETP. Pursuant to the terms of the ETP Dropdown Contribution Agreement, we agreed to acquire from ETP Retail, effective January 1, 2016, (a) 100% of the issued and outstanding membership interests of SUN Retail, an entity that will be formed by Sunoco, Inc. (R&M), an indirect wholly owned subsidiary of Sunoco Inc. (“SUN R&M”), prior to the closing of the transactions contemplated by the ETP Dropdown Contribution Agreement, and (b) 68.42% of the issued and outstanding membership interests of Sunoco LLC. Pursuant to the terms of the ETP Dropdown Contribution Agreement, ETP has agreed to guarantee all of the obligations of ETP Retail under the ETP Dropdown Contribution Agreement.

Immediately prior to the closing, SUN Retail is expected to own all of the retail assets of SUN R&M, the ethanol plant located in Fulton, NY currently owned by SUN R&M, 100% of the issued and outstanding membership interests in Sunmarks, LLC, and all the retail assets of Atlantic Refining & Marketing Corp., a wholly owned subsidiary of Sunoco Inc.

Subject to the terms and conditions of the ETP Dropdown Contribution Agreement, at the closing of the ETP Dropdown, we will pay to ETP Retail approximately $2.032 billion in cash, subject to certain working capital adjustments, and issue to ETP Retail 5,710,922 common units (the “ETP Dropdown Unit Consideration”). The ETP Dropdown Unit Consideration will be issued and sold to ETP Retail in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The ETP Dropdown is expected to close in the first quarter of 2016, subject to customary closing conditions.

On March 23, 2015, we entered into a contribution agreement with respect to the Sunoco LLC Acquisition. As a result of the transaction, we acquired a 50.1% voting interest in Sunoco LLC and due to this controlling interest, we consolidated Sunoco LLC during 2015. The Sunoco LLC Acquisition was completed on April 1, 2015. SUN accounted for the Sunoco LLC Acquisition as a transfer of net assets under common control. As such, the Sunoco LLC assets acquired from ETP have been recorded by SUN at ETP’s historic carrying value, and SUN recast its historical financial statements to include the operations of Sunoco LLC as of September 1, 2014, the date of common control for accounting purposes.

The pro forma adjustments related to the acquisition of the remaining 68.42% membership interest of Sunoco LLC remove the noncontrolling interest previously recognized in the SUN financial statements during the years ended December 31, 2015 and 2014 and as of December 31, 2015.

Adjustments for the above-listed transactions are presented in the following schedules, and further described in the notes to the unaudited pro forma condensed combined financial statements. Certain information normally included in the financial statements prepared in accordance with GAAP has been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes thereto.

The unaudited pro forma condensed combined financial statements neither purport to be indicative of the results of operations or financial position that we actually would have achieved if the transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

	Historical		Pro Forma Adjustments
	SUN	SUN Retail	SUN Retail		Sunoco LLC		Pro Forma Combined
	(in thousands)
ASSETS:
Cash and cash equivalents	$61,783	$10,844	$—		$—		$72,627
Advances from affiliated companies	234,509	131,027	—		—		365,536
Accounts receivable, net of allowance	259,993	48,292	—		—		308,285
Accounts receivable affiliates	8,074	—	—		—		8,074
Inventories, net	416,504	50,787	—		—		467,291
Other current assets	33,288	12,792	—		—		46,080
Total current assets	1,014,151	253,742	—		—		1,267,893
Property and equipment, net	2,397,266	746,881	—		—		3,144,147
Goodwill	1,821,864	1,289,398	—		—		3,111,262
Intangible assets, net	965,904	293,536	—		—		1,259,440
Other noncurrent assets	48,398	—	—		—		48,398
Total Assets	$6,247,583	$2,583,557	$—		$—		$8,831,140

LIABILITIES AND PARTNERS' EQUITY:
Accounts payable and accrued liabilities	$401,231	$32,757	$—		$—		$433,988
Accounts payable affiliates	14,988	—	—		—		14,988
Current maturities of long-term debt	5,084	—	—		—		5,084
Other current liabilities	254,298	53,641	—		—		307,939
Total current liabilities	675,601	86,398	—		—		761,999
Revolving line of credit	450,000	—	175,000	(e)	—		625,000
Long-term debt	1,502,531	—	2,025,000	(e)	—		3,527,531
Deferred tax liability - long term	431,327	263,056	(15,006)	(f)	—		679,377
Other noncurrent liabilities	93,709	76,460	—		—		170,169
Total Liabilities	3,153,168	425,914	2,184,994		—		5,764,076
Noncontrolling interest	20,175	—	—		(20,175)	(d)	—
Partners' equity	3,074,240	2,157,643	(2,184,994)	(i)	20,175	(d)	3,067,064
Total Liabilities and Partners' Equity	$6,247,583	$2,583,557	$—		$—		$8,831,140

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	Historical		Pro Forma Adjustments
	SUN	SUN Retail	SUN Retail		Sunoco LLC		Other		Pro Forma Combined
	(in thousands)
Revenues:
Merchandise sales	$1,595,674	$582,513	$—		$—		$—		$2,178,187
Retail motor fuel	3,247,545	2,643,704	(547,297)	(a)	—		—		5,343,952
Wholesale motor fuel sales - third parties	10,104,193	—	—		—		—		10,104,193
Wholesale motor fuel sales - affiliated	1,832,606	121,804	(1,934,384)	(b)	—		—		20,026
Other and rental income	155,329	73,314	—		—		—		228,643
Total revenues	16,935,347	3,421,335	(2,481,681)		—		—		17,875,001
Cost of Sales:
Merchandise cost of sales	1,068,933	429,376	—		—		—		1,498,309
Retail motor fuel cost of sales	2,916,569	691,558	(547,297)	(a)	—		—		3,060,830
Wholesale motor fuel cost of sales	11,486,480	1,812,580	(1,934,384)	(b)	—		—		11,364,676
Other	5,201	—	—		—		—		5,201
Total Cost of Sales	15,477,183	2,933,514	(2,481,681)		—		—		15,929,016
Gross Profit	1,458,164	487,821	—		—		—		1,945,985
Operating Expenses:
Selling, general and administrative	166,689	—	—		—		—		166,689
Operating	677,207	397,592	—		—		—		1,074,799
Rent	92,949	—	—		—		—		92,949
Loss (gain) on disposal of assets/impairment	2,050	(2,740)	—		—		—		(690)
Depreciation, amortization and accretion	201,019	77,290	—		—		—		278,309
Total operating expenses	1,139,914	472,142	—		—		—		1,612,056
Income from operations	318,250	15,679	—		—		—		333,929
Other income (expense):
Interest expense, net	(87,575)	—	(61,507)	(c)	—		(35,110)	(h)	(184,192)
Other miscellaneous	—	(596)	—		—		—		(596)
Total other income (expense)	(87,575)	(596)	(61,507)		—		(35,110)		(184,788)
Income before income tax	230,675	15,083	(61,507)		—		(35,110)		149,141
Income tax (expense)benefit	(47,070)	(4,618)	2,375	(f)	—		1,356	(f)	(47,957)
Net Income	183,605	10,465	(59,132)		—		(33,754)		101,184
Less: Net income attributable to noncontrolling interest	53,783	—	—		(49,967)	(d)	—		3,816
Less: Preacquisition income allocated to general partner	42,584	—	—		—		(42,584)	(g)	—
Net income attributable to Sunoco LP	$87,238	$10,465	$(59,132)		$49,967		$8,830		$97,368

Net income per limited partner unit:
Common - basic and diluted	$1.11								$0.92
Subordinated - basic and diluted	$1.40								$1.10

Weighted average limited partner units outstanding (diluted):
Common units - public (basic)	24,550,388						3,028,767	(z)	27,579,155
Common units - public (diluted)	24,572,126						3,028,767	(z)	27,600,893
Common units - affiliated (basic and diluted)	15,703,525						27,784,143	(z)	43,487,668
Subordinated units - affiliated (basic and diluted)	10,010,333								10,010,333

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Predecessor Historical	Successor Historical	Pro Forma Adjustments						Pro Forma Combined before	Historical	Pro Forma		Pro Forma Combined after
	SUN	SUN	MACS (j)	Aloha (k)	Sunoco LLC (l)	Susser (m)	Adjustments		ETP Dropdown	SUN Retail	Adjustments		ETP Dropdown
	(in thousands)
Revenues:
Merchandise sales	$—	$472,604	$88,616	$47,084	$—	$827,467	$—		$1,435,771	$542,053	$—		$1,977,824
Retail motor fuel	—	1,298,804	446,019	188,886	—	3,950,965	—		5,884,674	3,665,524	(528,758)	(a)	9,021,440
Wholesale motor fuel sales - third parties	1,275,422	4,235,415	560,501	431,747	10,986,053	—	(1,275,422)	(n)	16,213,716	—	—		16,213,716
Wholesale motor fuel sales - affiliated	2,200,394	772,338	—	—	2,134,166	—	(1,195,012)	(a)	1,662,772	158,588	(2,984,280)	(b)	(1,162,920)
							(2,200,394)	(o)
							(48,720)	(p)
Other and rental income	16,373	46,198	16,319	20,042	27,228	40,007	(16,373)	(n)	149,794	75,705	—		225,499
Total revenues	3,492,189	6,825,359	1,111,455	687,759	13,147,447	4,818,439	(4,735,921)		25,346,727	4,441,870	(3,513,038)		26,275,559
Cost of Sales:
Merchandise cost of sales	—	320,282	64,234	34,292	—	547,398	—		966,206	400,910	—		1,367,116
Retail motor fuel cost of sales	—	1,159,974	419,374	159,412	—	3,396,511	—		5,135,271	673,048	(528,758)	(a)	5,279,561
Wholesale motor fuel cost of sales	3,429,169	4,962,227	531,584	398,272	12,845,237	364,123	(1,252,141)	(n)	17,857,711	2,825,692	(2,984,280)	(b)	17,699,123
							(1,195,012)	(a)
							(2,177,028)	(o)
							(48,720)	(p)
Other	2,339	1,792	—	1,576	—	3,178	(2,339)	(n)	6,546	—	—		6,546
Total cost of sales	3,431,508	6,444,275	1,015,192	593,552	12,845,237	4,311,210	(4,675,240)		23,965,734	3,899,650	(3,513,038)		24,352,346
Gross profit	60,681	381,084	96,263	94,207	302,210	507,229	(60,681)		1,380,993	542,220	—		1,923,213
Operating expenses:
Selling, general and administrative	17,075	46,280	14,341	54,033	19,780	84,314	(17,075)	(n)	218,748	386,318	—		605,066
Other operating and rent	5,693	254,356	23,624	10,794	86,392	332,458	(5,693)	(n)	707,624	—	—		707,624
Loss (gain) on disposal of assets/impairment	(39)	(394)	295	241	471	1,757	39	(n)	2,370	(916)	—		1,454
Depreciation, amortization and accretion	10,457	60,335	20,536	9,772	33,771	48,687	(10,457)	(n)	173,305	73,706	—		247,011
							204	(q)
Acquisition transaction costs	—	—	—	523	—	—	(523)	(q)	—	—	—		—
Total operating expenses	33,186	360,577	58,796	75,363	140,414	467,216	(33,505)		1,102,047	459,108	—		1,561,155
Income from operations	27,495	20,507	37,467	18,844	161,796	40,013	(27,176)		278,946	83,112	—		362,058
Other income (expense):
Interest expense, net	(4,767)	(10,935)	(6,802)	(2,696)	—	(11,966)	(2,181)	(r)	(126,864)	—	(61,507)	(c)	(188,371)
							2,696	(s)
							(4,994)	(t)
							(52,146)	(u)
							(33,073)	(v)
Other miscellaneous	—	—	—	134	10	—	—		144	(30)	—		114
Total other income (expense)	(4,767)	(10,935)	(6,802)	(2,562)	10	(11,966)	(89,698)		(126,720)	(30)	(61,507)		(188,257)
Income before income tax	22,728	9,572	30,665	16,282	161,806	28,047	(116,874)		152,226	83,082	(61,507)		173,801
Income tax (expense)benefit	(218)	(69,677)	—	(6,607)	(44,862)	(8,900)	44,862	(w)	(75,656)	(29,602)	22,450	(x)	(82,808)
							9,746	(x)
Net Income	22,510	(60,105)	30,665	9,675	116,944	19,147	(62,266)		76,570	53,480	(39,057)		90,993

Less: Net income attributable to noncontrolling interest	—	1,043	2,086			11,217	(11,217)	(y)	3,129	—	—		3,129
Less: Preacquisition income allocated to general partner	—	(95,381)					95,381	(g)	—	—	—		—
Net income attributable to Sunoco LP	$22,510	$34,233	$28,579	$9,675	$116,944	$7,930	$(146,430)		$73,441	$53,480	$(39,057)		$87,864

Net income per limited partner unit:
Common - basic and diluted	$1.02	$0.85							$1.49				$1.36
Subordinated - basic and diluted	$1.02	$0.85							$1.49				$1.36
Weighted average limited partner units outstanding (diluted):
Common units - public (basic)	10,944,309	20,493,065					34,854	(z)	20,527,919				20,527,919
Common units - public (diluted)	10,969,437	20,499,447					45,584	(z)	20,545,031				20,545,031
Common units - affiliated (basic and diluted)	79,308	79,308					26,758,002	(z)	26,837,310		5,710,922	(z)	32,548,232
Subordinated units - affiliated (basic and diluted)	10,939,436	10,939,436							10,939,436				10,939,436

SUNOCO LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2015 and 2014 presented above give effect to the pending ETP Dropdown and the completed MACS Acquisition, Aloha Acquisition, Sunoco LLC Acquisition and Susser Acquisition and all related financial transactions as if these transactions had been consummated as of January 1, 2014. The unaudited pro forma condensed combined balance sheet as of December 31, 2015 presented above gives effect to the ETP Dropdown as of December 31, 2015. The remaining acquisitions above are reflected in the SUN historical consolidated balance sheet as of December 31, 2015.

(a)

To conform the SUN Retail, Sunoco LLC and Aloha accounting policies for the presentation of motor fuel taxes as gross in motor fuel sales and motor fuel cost of sales, to SUN’s accounting policy to present wholesale motor fuel taxes net in motor fuel sales and motor fuel cost of sales.

(b)

To eliminate $1.9 billion and $3.0 billion of purchase and sale transactions of fuel between Sunoco LLC and SUN Retail for the years ended December 31, 2015 and 2014, respectively. Sunoco LLC has a long-term distribution contract under which it is the exclusive wholesale distributor of motor fuel to SUN Retail’s existing convenience stores. Sales under this contract account for $1.8 billion and $2.8 billion of the elimination for the years ended December 31, 2015 and 2014, respectively.

(c)

To reflect the net increase in interest expense related to our entry into a $2.035 billion term loan (the “new term loan”) and a $175 million draw on our revolving credit facility required to (i) finance the $2.032 billion cash payment to ETP Retail for the ETP Dropdown, (ii) pay the estimated loan issuance expenses of $10 million, and (iii) make the working capital payment of approximately $168 million. Our revolving credit facility borrowing rate as of December 31, 2015 of 2.67% is assumed for all periods presented.

(d)

To remove the net income attributable to noncontrolling interest for the year ended December 31, 2015 related to the 68.42% of Sunoco LLC being acquired in the ETP Dropdown and the noncontrolling interest reflected in equity as of December 31, 2015.

(e)

To reflect the addition of the new term loan and a draw on the revolver to fund the cash consideration for the ETP Dropdown, the working capital payment and estimated loan issuance expenses. The estimated $10.0 million of loan issuance expenses related to the new term loan are reflected as a reduction to the debt balance with a four-year amortization, and $2.5 million amortization expense included in non-cash interest expense.

(f)	To reflect the effect of taxes at SUN Retail using the effective rate for our subsidiary, Susser Petroleum Property Company LLC (“PropCo”), for 2015.
(g)	To remove the preacquisition income allocated to the General Partner presented for the years ended December 31, 2015 and 2014.
(h)

To reflect the interest expense related to our 2023 Senior Notes and 2020 Senior Notes, which were issued in connection with the Sunoco LLC Acquisition and Susser Acquisition on April 1, 2015 and July 31, 2015, respectively.

(i)	To reflect the ETP Dropdown. The net adjustment to partners’ equity is comprised of the following adjustments (in millions):
Eliminate historic SUN Retail equity	$(2,157.6)
Issuance of units in exchange for net assets acquired	2,157.6
Deemed distribution	(2,200.0)
Tax effects of purchase	15.0
Net adjustment to partners’ equity	$(2,185.0)

(j)

To reflect the addition of MACS operating results for the eight months ended August 31, 2014. These amounts reflect the unaudited results for the nine months ended September 30, 2014, reduced by the results for the month of September 2014, which have already been reflected in our audited results of operations for the year ended December 31, 2014. We previously filed audited financial statements for MACS in our Current Report on Form 8-K/A filed on October 21, 2014. Additional information regarding the MACS Acquisition may be found in the Notes to Consolidated Financial Statements included in our Form 10-K filed on February 25, 2016.

(k)

To reflect the operating results for Aloha for the 11.5 months ended December 15, 2014. These amounts reflect the unaudited results for the nine months ended September 30, 2014, included as Exhibit 99.2 in our Current Report on Form 8-K/A filed on March 2, 2015, plus Aloha’s results of operations for the period October 1, 2014 through December 15, 2014. Aloha’s results for the period December 16, 2014 through December 31, 2014 are included in SUN’s 2014 results. We previously filed audited financial statements for Aloha in our Current Report on Form 8-K/A filed on October 21, 2014. Additional information regarding the Aloha Acquisition may be found in the Notes to Consolidated Financial Statements included in our Form 10-K filed on February 25, 2016.

(l)

To reflect the addition of Sunoco LLC operating results for the eight months ended August 31, 2014. These amounts reflect the audited results for the year ended December 31, 2014, reduced by the results for the period from September 1, 2014 through December 31, 2014, which have already been reflected in our audited results of operations for the year ended December 31, 2014. We previously filed audited financial statements for Sunoco LLC in our Current Report on Form 8-K filed on March 23, 2015. Additional information regarding the Sunoco LLC Acquisition may be found in the Notes to Consolidated Financial Statements included in our Form 10-K filed on February 25, 2016.

(m)

To reflect the addition of Susser operating results for the eight months ended August 31, 2014. These amounts reflect the audited results for the period from December 30, 2013 through August 31, 2014. The results for the period from September 1, 2014 through December 31, 2014 have already been reflected in our audited results of operations for the year ended December 31, 2014. We previously filed audited financial statements for Susser in our Current Report on Form 8-K filed on July 15, 2015. Additional information regarding the Susser Acquisition may be found in the Notes to Consolidated Financial Statements included in our Form 10-K filed on February 25, 2016.

(n)	To eliminate the eight months of SUN activity included in Susser’s historical financial statements, as Susser consolidated SUN prior to ETP’s acquisition of Susser.
(o)

To eliminate purchase and sale transactions of fuel between Susser and SUN prior to September 1, 2014. SUN has a long-term distribution contract under which it is the exclusive distributor of motor fuel to Susser’s existing Stripes® convenience stores and independently operated consignment locations, and to all future sites purchased by SUN pursuant to the sale and leaseback option under the omnibus agreement that SUN entered into with Susser in connection with SUN’s initial public offering (the “Omnibus Agreement”), at cost, including tax and transportation costs, plus a fixed profit margin of three cents per gallon. In addition, all future motor fuel volumes purchased by Susser for its own account will be added to the distribution contract pursuant to the terms of the Omnibus Agreement.

(p)	To eliminate purchase and sale transactions between Sunoco LLC and MACS and Sunoco LLC and SUN.
(q)	To reflect the acquisition of Aloha by PropCo to include the amortization on the estimated fair value of the trade name over 15 years, and elimination of non-recurring acquisition expenses.
(r)

To reflect interest expense on the $150.8 million draw on our revolving credit facility required to finance a portion of the cash payment made to ETP for the MACS Acquisition. Interest on the revolving credit facility is calculated to reflect eight months of interest based on a variable rate. The borrowing rate as of February 27, 2014 of 2.2% is assumed for the entire period presented.

(s)	To remove historical interest expense related to Aloha’s $32.2 million of debt that was repaid concurrent with the closing of the Aloha Acquisition.
(t)

To reflect interest expense on the $240 million draw on our revolving credit facility required to fund the Aloha Acquisition. The borrowing rate as of February 27, 2014 of 2.2% is assumed for the entire period presented.

(u)

To reflect the net interest expense related to the issuance of $800.0 million in aggregate principal amount of our 2023 Senior Notes to fund the cash consideration for the Sunoco LLC Acquisition, pay $13.5 million of estimated debt issuance expenses and repay borrowings outstanding under our revolving credit facility. Cash interest expense is based on the 2023 Senior Notes issued at par and at a 6.375% coupon.

(v)

To reflect the interest expense related to the issuance of $600.0 million in aggregate principal amount of our 2020 Senior Notes to fund a portion of the cash consideration for the Susser Acquisition. Cash interest expense is based on the notes issued at par and at a 5.500% coupon. The estimated $7.5 million of debt issuance expenses related to the 2020 Senior Notes will be recorded as an intangible asset with a five-year amortization, and $1.5 million amortization expense is included in non-cash interest expense for both of the years ended December 31, 2015 and 2014. Additionally, reflects interest expense related to the $161.4 million draw on our revolving credit facility required to fund a portion of the cash consideration for the Susser Acquisition and pay for the debt issuance costs. Our revolving credit facility borrowing rate of 2.2% is assumed for the entire period presented.

(w)	To eliminate income tax expense prior to June 1, 2014, the date on which Sunoco LLC was formed and ceased being a taxable entity.
(x)	To reflect the estimated income tax provision for the portion of MACS, Susser, and SUN Retail operations that is included in PropCo’s results of operations for the year ended December 31, 2014.
(y)	To eliminate the noncontrolling interest reflected in Susser’s historical financial statements prior to September 1, 2014.
(z)	To adjust the weighted average units outstanding for the issuance of the following as if they had occurred on January 1, 2014:
i.	3,983,540 common units to ETP in connection with the MACS Acquisition;
ii.	795,482 common units to ETP Retail in connection with the Sunoco LLC Acquisition;
iii.	5,500,000 common units to the public in connection with the Susser Acquisition;
iv.	21,978,980 Class B units to ETP in connection with the Susser Acquisition; and
v.	5,710,922 common units to ETP Retail in connection with the ETP Dropdown.